UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 17, 2008

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution and Exchange Agreement

On September 17, 2008, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into the Contribution and Exchange Agreement (the “Agreement”) with El Paso Pipeline GP Company, L.L.C. (the “General Partner”), El Paso Pipeline LP Holdings, L.L.C. (“Holdings”), El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”), El Paso Corporation (“El Paso”), El Paso Noric Investments III, L.L.C. (“EP Noric”), Colorado Interstate Gas Company (“CIG”), El Paso SNG Holding Company, L.L.C. (“EP SNG”), Southern Natural Gas Company (“SNG”), EPPP SNG GP Holdings, L.L.C. (“EPPP SNG”) and EPPP CIG GP Holdings, L.L.C. (“EPPP CIG”).  Pursuant to the Agreement, El Paso, EP Noric, EP SNG, the General Partner and Holdings (collectively, the “Contributing Parties”) agreed to sell to the Partnership (together with the Operating Company, EPPP CIG and EPP SNG, the “Partnership Parties”) a 30% general partner interest in CIG (the “CIG Interest”) and a 15% general partnership interest in SNG (the “SNG Interest”) in exchange for aggregate consideration of $736 million.

Upon the closing of the transactions contemplated by the Agreement, the following, among other things, will occur: (i) the parties to the Agreement will enter into a Contribution, Conveyance and Assumption Agreement (the “Conveyance Agreement”) pursuant to which the CIG Interest and the SNG Interest will be contributed from the Contributing Parties to the Partnership Parties and (ii) a First Amendment to the General Partnership Agreement of each of CIG and SNG will be entered into to reflect the contributions of the CIG and SNG Interests to the Partnership Parties.  After giving effect to the transactions contemplated by the Agreement, the Contributing Parties will own 60% of CIG and 75% of SNG and the Partnership Parties will own 40% of CIG and 25% of  SNG, all in the form of general partner interests.

The closing of the Agreement is subject to the satisfaction of a number of customary conditions, all of which the Partnership believes will be satisfied.  Obtaining financing by the Partnership is not a condition to the closing.  The Partnership expects the closing to occur on or prior to October 3, 2008.

The aggregate consideration paid by the Partnership to the Contributing Parties for the CIG Interest and the SNG Interest will consist of approximately $259 million (the “Cash Consideration”) to be paid as a combination of cash and promissory notes and 27,761,611 newly issued common units (the “Unit Consideration”) representing limited partner interests in the Partnership (“Common Units”).  The number of Common Units was determined based upon the $17.18 average of the closing sales price of the Common Units as of each trading day in the five day period ending on September 15, 2008.  The Agreement allows the Partnership to adjust the amounts of the Cash Consideration and the Unit Consideration.  As part of the Cash Consideration, concurrently with the closing, the Partnership intends to close a $175 million private placement of debt with an average annual rate of 7.6%, due 2011 through 2013 (“Private Placement Debt”), borrow $65 million under the Partnership’s existing revolving credit facility, and issue a $10 million promissory note to El Paso.  If the Private Placement Debt does not close by October 3, 2008, El Paso has agreed to take such debt on terms and conditions no less favorable to the Partnership than those proffered in the Note Purchase Agreement (as defined below) as partial consideration for the acquisition, and the Partnership will have an obligation to use all commercially reasonable efforts to obtain re-financing of the subject debt within 24 months of the closing and cooperate with the sale or assignment of such debt by El Paso.  There is no penalty payable by the Partnership if the Partnership is unable to obtain the re-financing.  Additionally, concurrently with the issuance of the Common Units in connection with the Unit Consideration, the General Partner will contribute to the Partnership approximately $10 million in order to maintain its 2% general partner interests in the Partnership.  This $10 million contribution to the Partnership by the General Partner will also be used to fund the Cash Consideration.  The issuance of Common Units and any promissory notes pursuant to the Agreement as partial consideration for the CIG Interest or SNG Interest will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act.

Pursuant to the Agreement, the Contributing Parties agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of the General Partner (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’, CIG’s or SNG’s representations, warranties covenants or agreements.  The Partnership Parties agreed to indemnify the Contributing Parties, CIG, SNG, their affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties covenants or agreements.  Certain of the parties’ indemnification obligations, considered collectively, are subject to a deductible of $7.36 million and are subject to a ceiling amount of approximately $110 million.  In addition, the parties’ indemnification obligations for certain tax liabilities and losses are not subject to the deductible or the ceiling amount.

The description of the Agreement in this report is qualified in its entirety by reference to the copy of the Agreement, including the form of Conveyance Agreement attached as an exhibit thereto, filed as exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.

Relationships

Currently, El Paso indirectly owns 28,437,786 Common Units and 27,727,411 subordinated units representing limited partner interests in the Partnership, which in the aggregate represent a 64.8% limited partner interest in the Partnership.  The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership.  Each of the Partnership, the General Partner, Holdings, the Operating Company, CIG and SNG is an indirect subsidiary of El Paso.  After giving effect to the contributions in connection with the Agreement, El Paso will directly or indirectly own (i) 100% of the General Partner, which allows it to control the Partnership and own the 2% general partner interest and incentive distribution rights in the Partnership, (ii) 56,199,397 Common Units (subject to adjustment of the Unit Consideration) and 27,727,411 subordinated units representing an aggregate 73.0 % limited partner interest in the Partnership; (iii) 100% of Holdings, and (iv) a 60% general partner interest in CIG and a 75% general partner interest in SNG.  Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company.  The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; reimbursement for certain expenditures; and (iv) the guaranty by El Paso of certain expenses under intercompany agreements related to the Elba Island LNG terminal expansion.

In addition, each of the Partnership, CIG and SNG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership, the CIG General Partnership Agreement and the SNG General Partnership Agreement, respectively, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.

The conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Partnership’s acquisition of the CIG Interest and the SNG Interest.  The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.  In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Agreement is fair, from a financial point of view, to the holders of Common Units of the Partnership, other than the General Partner and its affiliates. The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the CIG Interest and the SNG Interest.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Partnership, as guarantor, and the Operating Company, as issuer, have received commitments from insurance companies and other financial institutions to purchase $175 million of senior unsecured notes under a note purchase agreement (as currently anticipated, the “Note Purchase Agreement”) that is expected to be entered into concurrently with the closing of the transactions contemplated by the Agreement.

The $175 million of senior unsecured notes to be issued under the Note Purchase Agreement would be divided into series as follows:  $37 million of 7.76% senior notes due September 2011 (the "Series A Notes"), $15 million of 7.93% senior notes due September 2012 (the "Series B Notes"), $88 million of 8% senior notes due September 2013 (the "Series C Notes"), and $35 million of senior floating rate notes initially bearing interest at LIBOR plus 3.5% due September 2012 (the "Series D Notes").  The Series A Notes, Series B Notes, and Series C Notes will be subject to a make-whole payment if paid before maturity.  The Series D Notes will be subject to a prepayment premium of 3% if prepaid within 18 months after the issuance date and 2% if prepaid from 19 to 24 months after the issuance date.  Thereafter, the Series D Notes will be prepayable at par.

The Operating Company's obligations under the Note Purchase Agreement will be guaranteed by the Partnership.  The Note Purchase Agreement will require the Partnership to maintain, as of the end of each fiscal quarter, (1) a consolidated leverage ratio (consolidated indebtedness to consolidated EBITDA (as defined in the Note Purchase Agreement)) of less than or equal to 5.50 to 1.00 for any four consecutive fiscal quarters and (2) an interest coverage ratio (consolidated EBITDA to interest expense) of greater than or equal to 1.50 to 1.00 for any four consecutive fiscal quarters.  The Partnership is expected to have additional flexibility with regard to the financial covenants for growth projects.  In case of a capital construction or expansion project costing more than $20 million, pro forma adjustments to consolidated EBITDA may be made based on the percentage of capital costs expended and projected cash flows for the project.  Such adjustments will be limited to 25% of actual consolidated EBITDA.

The Note Purchase Agreement will also contains certain customary events of default that affect the Partnership, the Operating Company and the Partnership’s other restricted subsidiaries, including, without limitation, (i) nonpayment of principal when due or nonpayment of interest or other amounts within five business days of when due; (ii) bankruptcy or insolvency with respect to the Partnership, the General Partner, the Operating Company or any of the Partnership’s other restricted subsidiaries; (iii) judgment defaults against the Partnership, the General Partner, the Operating Company or any of the Partnership’s other restricted subsidiaries in excess of $50 million; or (iv) the failure of El Paso to directly or indirectly own a majority of the voting equity of the General Partner or any other general partner of the Partnership and a failure by the Partnership to directly or indirectly own 100% of the equity of the Operating Company.

In addition, the Note Purchase Agreement will contain covenants and provisions that affect the Operating Company, the Partnership and its other restricted subsidiaries, including, without limitation customary covenants and provisions:

•           prohibiting our unregulated restricted subsidiaries that guarantee the Note Purchase Agreement and our regulated restricted subsidiaries (other than the Operating Company) from creating or incurring indebtedness (except for certain specified permitted indebtedness) if such incurrence would cause such subsidiary’s ratio of consolidated indebtedness to consolidated EBITDA to exceed 5.00 to 1.00;

•           prohibiting our unregulated restricted subsidiaries that do not guarantee the Note Purchase Agreement from creating or incurring indebtedness (except for certain specified permitted indebtedness) if such incurrence would cause the aggregate of all such indebtedness to exceed 10% of our consolidated tangible net assets (as defined in the Note Purchase Agreement);

•           limiting the ability of the Operating Company, the Partnership and its other restricted subsidiaries from creating or incurring certain liens on their respective properties (subject to enumerated exceptions);

•           limiting the Partnership’s ability to make distributions and equity repurchases (which shall be permitted if no insolvency default or event of default exists); and

•           prohibiting consolidations, mergers and asset transfers by the Operating Company, the Partnership and its other restricted subsidiaries (subject to enumerated exceptions).

As noted above, if the Private Placement Debt does not close by October 3, 2008, El Paso has agreed to take such debt on terms and conditions no less favorable to the Partnership than those proffered in the Note Purchase Agreement as partial consideration for the acquisition, and the Partnership will have an obligation to use all commercially reasonable efforts to obtain re-financing of the subject debt within 24 months of the closing and cooperate with the sale or assignment of such debt by El Paso.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance by the Partnership of Common Units pursuant to the Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 2.1#
Contribution and Exchange Agreement, dated September 17, 2008, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C., El Paso Pipeline LP Holdings, L.L.C., El Paso Pipeline Partners Operating Company, L.L.C., El Paso Corporation, El Paso Noric Investments III, L.L.C., Colorado Interstate Gas Company, El Paso SNG Holding Company, L.L.C., Southern Natural Gas Company, EPPP SNG GP Holdings, L.L.C. and EPPP CIG GP Holdings, L.L.C.

# Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated:  September 23, 2008

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1#
Contribution and Exchange Agreement, dated September 17, 2008, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C., El Paso Pipeline LP Holdings, L.L.C., El Paso Pipeline Partners Operating Company, L.L.C., El Paso Corporation, El Paso Noric Investments III, L.L.C., Colorado Interstate Gas Company, El Paso SNG Holding Company, L.L.C., Southern Natural Gas Company, EPPP SNG GP Holdings, L.L.C. and EPPP CIG GP Holdings, L.L.C.

# Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.